United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 4, 2012 (March 29, 2012)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 29, 2012, Comtech Telecommunications Corp.’s subsidiary, Comtech Mobile Datacom Corporation (“Mobile Datacom”), entered into a three-year indefinite delivery/indefinite quantity (“IDIQ”) contract with the U.S. Army for its Force XXI Battle Command Brigade and Below (also known as the Blue Force Tracking (“BFT-1”) program for a not-to-exceed value of $80.7 million.

Under the IDIQ contract, Mobile Datacom will provide engineering services, program management and satellite network operations on a cost-plus-fixed-fee basis, and hardware, including options for mobile satellite transceivers, on a firm-fixed-price basis to the U.S. Army. In addition, the U.S. Army has agreed to license Comtech’s intellectual property (“IP”).

The contract’s base performance period begins April 1, 2012 and ends March 31, 2013 and provides for two twelve-month option periods exercisable by the U.S. Army. The contract is “undefinitized,” as defined in the Federal Acquisition Regulations (“FAR”), since the contract value is subject to finalization and downward negotiation, except for a fixed annual IP license fee. The payment of annual IP license fees beyond the base year is contingent upon the U.S. Army’s exercise of the optional performance periods.

A copy of the press release announcing the contract is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 2, 2012, announcing that the Company was awarded an undefinitized $80.7 million contract to support the Blue Force Tracking program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: April 4, 2012

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer